EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
6/29/20111	Purchase	$10.6338	17700
6/30/20112	Purchase	10.7111	13000
7/1/2011	Purchase	11.0000	9649
7/5/20113	Purchase	10.9925	400
7/13/20114	Purchase	10.9695	6850
7/14/20115	Purchase	10.5513	10000
7/15/20116	Purchase	10.6611	16400
7/18/20117	Purchase	10.3537	3900
7/19/20118	Purchase	10.9807	10531
7/20/20119	Purchase	10.8619	3112
7/21/201110	Purchase	10.8399	11196
7/22/201111	Purchase	10.8632	5400
7/25/201112	Purchase	10.7220	2500
7/26/201113	Purchase	10.2643	9650
7/27/201114	Purchase	9.6751	3869

1 This transaction was executed in multiple trades at prices ranging from $10.59 - 10.65.
2 This transaction was executed in multiple trades at prices ranging from $10.67 - 10.75.
3 This transaction was executed in multiple trades at prices ranging from $10.99 - 11.00.
4 This transaction was executed in multiple trades at prices ranging from $10.90 - 10.99.
5 This transaction was executed in multiple trades at prices ranging from $10.55 - 10.57.
6 This transaction was executed in multiple trades at prices ranging from $10.52 - 10.70.
7 This transaction was executed in multiple trades at prices ranging from $10.19 - 10.52.
8 This transaction was executed in multiple trades at prices ranging from $10.70 - 11.00.
9 This transaction was executed in multiple trades at prices ranging from $10.83 - 10.91.
10 This transaction was executed in multiple trades at prices ranging from $10.80 - 10.89.
11 This transaction was executed in multiple trades at prices ranging from $10.75 - 10.99.
12 This transaction was executed in multiple trades at prices ranging from $10.65 - 10.81.
13 This transaction was executed in multiple trades at prices ranging from $9.94 - 10.60.
14 This transaction was executed in multiple trades at prices ranging from $9.60 - 9.83.

Date	Type	Price	Shares
7/28/201115	Purchase	$9.9927	9526
7/29/2011	Purchase	9.9500	20000
8/1/201116	Purchase	9.9957	6800
8/2/201117	Purchase	10.0784	13940
8/3/201118	Purchase	9.9022	14101
8/4/201119	Purchase	10.2319	28600

15 This transaction was executed in multiple trades at prices ranging from $9.97 - 10.00.
16 This transaction was executed in multiple trades at prices ranging from $9.89 - 10.10.
17 This transaction was executed in multiple trades at prices ranging from $10.03 - 10.13.
18 This transaction was executed in multiple trades at prices ranging from $9.68 - 9.95.
19 This transaction was executed in multiple trades at prices ranging from $10.03 - 10.38.